UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2013

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34736	20-3533152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Senior Notes

As previously disclosed, on June 7, 2013, SemGroup Corporation (the “Company,” “we” or “our”) entered into a purchase agreement with certain of the Company’s wholly-owned subsidiaries, as guarantors (the “Guarantors”), and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which, on June 14, 2013, we issued and sold to the Initial Purchasers (the “Offering”) $300,000,000 in aggregate principal amount of the Company’s 7.50% senior unsecured notes due 2021 (the “Notes”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S of the Securities Act.

The net proceeds from the Offering were approximately $291.9 million, after deducting the Initial Purchasers’ discount and the Company’s offering expenses. We used a portion of the net proceeds from the Offering to repay amounts borrowed under the revolving credit facility under the Company’s corporate credit agreement, and we expect to use the remaining net proceeds to fund a portion of the Company’s pending acquisition of all the outstanding equity interests in Mid-America Midstream Gas Services, L.L.C., a subsidiary of Chesapeake Energy Corporation (the “Acquisition”). If, for any reason, the Acquisition does not close, we intend to use such remaining net proceeds of the Offering for general corporate purposes, including capital expenditures. The Acquisition is expected to close by the third quarter of 2013 and is conditioned upon the satisfaction of certain closing conditions.

The Notes were issued under an indenture (the “Indenture”) entered into on June 14, 2013 by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee. Interest on the Notes accrues at a rate of 7.50% per annum and is payable in cash semi-annually on June 15 and December 15 of each year, commencing on December 15, 2013. The Notes will mature on June 15, 2021.

Prior to June 15, 2016, we may redeem the Notes, in whole or in part, at any time at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but not including, the redemption date and a “make-whole premium.” Additionally, from time to time before June 15, 2016, we may choose to redeem up to 35% of the original principal amount of the Notes at a redemption price equal to 107.500% of the face amount thereof plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds that we raise in one or more equity offerings. On or after June 15, 2016, we may redeem the Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon to, but not including, the redemption date if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2016	105.625%
2017	103.750%
2018	101.875%
2019 and thereafter	100.000%

Upon the occurrence of a change of control triggering event, as defined in the Indenture, each holder of the Notes will have the right to require the Company to repurchase some or all of such holder’s Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date.

The Indenture contains customary covenants restricting our ability and the ability of our restricted subsidiaries to: (i) incur additional indebtedness or issue certain preferred shares; (ii) pay dividends and make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) sell assets; (v) enter into transactions with affiliates; (vi) enter into sale and lease-back transactions; (vii) merge, consolidate, sell or otherwise dispose of all or substantially all of our assets; and (viii) designate our subsidiaries as unrestricted subsidiaries under the Indenture. These covenants are subject to a number of important limitations and exceptions, including certain provisions permitting us, subject to the satisfaction of certain conditions, to transfer assets to certain of our unrestricted subsidiaries. Moreover, if the Notes receive an investment grade rating from both Standard and Poor’s and Moody’s Investors Service and no default has occurred and is continuing under the Indenture, many of the covenants in the Indenture will be suspended.

Each of the following constitutes an event of default under the Indenture:

•	default in payment when due of payments of principal of, or premium, if any, on the Notes;

•	default for 30 days or more in the payment when due of interest on the Notes;

•	failure for 120 days after notice to comply with the reporting obligations under the Indenture;

•	failure for 60 days after notice to comply with any of the other agreements in the Indenture or the Notes;

•

failure to comply with certain provisions relating to the Company’s repurchase obligations arising from a change of control triggering event, as defined in the Indenture, or certain asset sales, or the failure to comply with covenants relating to merger or consolidation transactions or the sale of all or substantially all of the Company’s assets or properties;

•

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed or guaranteed by the Company or any restricted subsidiary, if both (i) such default either (A) results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (B) results in the acceleration of such indebtedness prior to its stated maturity and (ii) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $40.0 million or more;

•

failure by the Company or any restricted subsidiary that is a significant subsidiary of the Company (or any group of restricted subsidiaries that together would constitute a significant subsidiary) to pay final judgments aggregating in excess of $40.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

•

the subsidiary guarantee under the Indenture of any Guarantor that is a significant subsidiary of the Company (or any group of subsidiaries that together would constitute a significant subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a significant subsidiary (or the responsible officers of any group of subsidiaries that together would constitute a significant subsidiary), as the case may be, denies that it has any further liability under its guarantee, except as permitted under the Indenture; or

•

certain events of bankruptcy or insolvency with respect to the Company or any restricted subsidiary that is a significant subsidiary of the Company (or any group of restricted subsidiaries that together would constitute a significant subsidiary).

Upon a continuing event of default, the trustee under the Indenture or the holders of at least 25% of the principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding Notes to be due and payable immediately, except that an event of default arising under the last bullet point of the immediately preceding paragraph will automatically cause all the then outstanding Notes to become due and payable without further action or notice.

The foregoing description of the Indenture is not complete and is subject to and qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the closing of the Offering, on June 14, 2013, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., as representative of the Initial Purchasers. Under the Registration Rights Agreement, the Company and the Guarantors

have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes and the related guarantees for registered notes and guarantees that have substantially identical terms as the Notes and related guarantees within 365 days after the original issuance of the Notes. In certain circumstances, the Company and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes. We are required to pay additional interest on the Notes if we fail to comply with our obligations to register the Notes and related guarantees within the specified time periods.

The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Relationships

The Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of each of the Initial Purchasers are lenders, and in some cases agents for the lenders, under the revolving credit facility under the Company’s corporate credit agreement and received a portion of the net proceeds from the Offering used to repay indebtedness outstanding under such revolving credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth or incorporated by reference under Item 1.01 is incorporated in its entirety by reference herein.

Cautionary Note Regarding Forward-Looking Statements

Certain matters contained in this filing include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this filing, including regarding the closing of the Acquisition, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, any of the factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this filing, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement, dated as of June 14, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries and Citigroup Global Markets Inc., as representative of the Initial Purchasers (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: June 20, 2013

	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement, dated as of June 14, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries and Citigroup Global Markets Inc., as representative of the Initial Purchasers (as defined therein).